Exhibit 10.25

CONFIDENTIAL TREATMENT REQUESTED

UNIVERSITY OF MINNESOTA

EXCLUSIVE PATENT LICENSE AGREEMENT

THIS EXCLUSIVE PATENT LICENSE AGREEMENT (this “EPLA”) is made by and between Regents of the University of Minnesota, a constitutional corporation under the laws of the state of Minnesota, having a place of business at 200 Oak Street, SE, Suite 280, Minneapolis, Minnesota 55455 (the “University”), and the Licensee identified below. The University and the Licensee agree that:

The Terms and Conditions of Exclusive Patent License attached hereto as Exhibit A (the “Terms and Conditions”) are incorporated herein by reference in their entirety. In the event of a conflict between provisions of this EPLA and the Terms and Conditions, the provisions in this EPLA shall govern. Capitalized terms used in this EPLA without definition shall have the meanings given to them in the Terms and Conditions. The section numbers used in the parentheses below correspond to the section numbers in the Terms and Conditions.

1. Licensee (§1.10): REGENXBIO Inc., a corporation under the laws of the state of Delaware, having a place of business at 1701 Pennsylvania Avenue, NW, Suite 900, Washington, DC 20006.

2. Field(s) of Use (§1.5): All fields of use for a period of Five Years from the Effective Date. Beginning on the fifth anniversary of the Effective Date, the Field of Use will be limited to: (i) all fields of use using the Licensee’s proprietary adeno-associated virus vectors, and/or (ii) any indications in which the Licensee has done **** (and can document **** per indication). The Licensee shall provide the University with written notice of its proposed fields of use under clause (ii) within **** prior to the **** anniversary of the Effective Date for the University’s review and confirmation that the proposed fields are consistent with the field of use described in such clause (ii).

3. Territory (§1.17): Any country or territory in which a Licensed Patent has been issued and is unexpired or a Licensed Patent Application is pending.

4. Effective Date (§2): Date of the last signature of this Agreement.

5. Licensed Technology:

5.1 Licensed Patent Applications (§1.7):

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Application No.	Country	Filing Date	Title
****	****	****	****
****	****	****	****

6. Patent-Related Expenses (§§1.12 & 6.3): [Select one of the following]

☐	The Licensee has no obligation under this Agreement to reimburse the University for Patent-Related Expenses.

☒	The Licensee shall reimburse the University for Patent-Related Expenses incurred before and during the Term as provided in section 6.3 of the attached Terms and Conditions; provided that, with respect to Patent-Related Expenses incurred before the Term, the Licensee is only responsible for Patent-Related Expenses in the amount of **** (which reflects the Patent-Related Expenses incurred after November 1, 2013).

☐	The Licensee shall reimburse the University for Patent-Related Expenses incurred during the Term as provided in section 6.3 of the Terms and Conditions. The Licensee shall have no obligation to reimburse the University for Patent-Related Expenses incurred before the Effective Date.

☐	The Licensee shall reimburse the University for Patent-Related Expenses incurred before the Effective Date, payable as follows: . The Licensee shall have no obligation to reimburse the University for Patent-Related Expenses during the Term.

7. Sublicense Rights (§3.1.2): [Select one of the following]

☒	Yes

☐	No

8. Federal Government Rights (§3.2): [Select one of the following]

☒	Yes

☐	No

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9. Performance Milestones (“PM”) (§5.1): The Licensee shall achieve the following milestones. The Licensee has an automatic right to extend any Performance Milestone for **** periods of **** each for a payment of **** per extension.

PM 1	Deliver written development plan to University	**** after the Effective Date

PM 2	Complete in vivo studies for a single indication to demonstrate efficacy (restoring normal enzyme levels, reducing metabolite storage, and correcting behavioral defects).	****

PM 3	Submit IND for a single indication	****

PM 4	Begin patient enrollment for a single indication	****

PM 5	First in human for a single indication	****

10. Commercialization Reports (§5.4): On each anniversary of the Effective Date, the Licensee shall deliver written commercialization reports to the University as provided in section 5.4 of the Terms and Conditions.

11. Payments (§6.1). All amounts are non-refundable, and payable as defined below or as specified in the University’s invoice.

11.1 Upfront Payment: Twenty Five Thousand dollars ($25,000.00), payable within **** after the Effective Date.

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11.2 Annual Maintenance Fee: Payable during the Term on each anniversary of the Effective Date. Creditable against royalties.

Years 1 – 5	*	***
Years 5 – 10	*	***
Years 10 =>	*	***

11.3 Running Royalties and Annual Minimums.

11.3.1 The Licensee shall pay the University a royalty of **** of the Net Sales Amount of the Licensee’s and any sublicensee’s Commercial Sales of Licensed Products, determined and payable as provided in section 6.4 of the Terms and Conditions. By way of example, if a sublicensee has Net Sales of $1,000, then the Licensee pays the University **** and not **** of what the Licensee receives from the sublicensee,

11.3.2 The annual minimum amount of Royalties owed by the Licensee under subsection 11.3,1 shall be ****.

11.4 Sublicense Revenues. Within **** after the last day of each calendar quarter, during the Term, the Licensee shall pay to the University Sublicense Revenues as received by the Licensee during such quarter as follows:

The Licensee shall pay the University according to the following schedule with respect to Sublicense Revenues. All amounts paid by the Licensee under this section 11.4 are creditable against future running royalty payments due the University pursuant to section 11.3 above and section 6.4 of the Terms and Conditions.

Sublicense Revenues received from the Effective Date through the first anniversary of the Effective Date	****

Sublicense Revenues received after the first anniversary of the Effective Date through the second anniversary of the Effective Date	****

Sublicense Revenues received after the second anniversary of the Effective Date through the third anniversary of the	****

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Effective Date

Sublicense Revenues received after the third anniversary of the Effective Date	****

11.5 Other Payments: The Licensee shall pay to the University (a) **** upon approval of IND for the first Licensed Product by FDA; and (b) **** upon FDA approval of the first Licensed Product for AAV gene therapy that includes intrathecal delivery. Such payments will be due **** after the last day of the calendar quarter during the Term in which the event took place. Such payments are payable ****, regardless of how ****.

11.6 Equity: N/A

11.7 Transfer Payment: ****, payable as provided in section 12.5 of the Terms and Conditions.

11.8 Administrative Handling Fee: ****, payable as provided in subsection 8.1.1 of the Terms and Conditions.

11.9 Interest Rate: **** per annum.

11.10 Other: Anti-Stacking. The parties are currently working together on additional research which may result in the creation of additional intellectual property. If such new intellectual property arises and is licensed to the Licensee, the Licensee shall pay the University **** on each Licensed Product at the **** rate available in the license agreements between the parties.

12. Licensee’s Address for Notice (§12.13). Notices will be sent to the Licensee at:

REGENXBIO Inc.
1701 Pennsylvania Avenue, NW
Suite 900
Washington, DC 20006
Attention: Chief Executive Officer
Facsimile No.: (202) 785-7439
Email: kmills@regenxbio.com

13. Licensee’s Contact Person for Patent Prosecution Consultation (§4.2.1). The University will, as set forth in this Agreement, communicate with the contact person named below with

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respect to patent prosecution and maintenance: (Upon ten (10) days prior written notice to the University, the Licensee may change the person designated below.)

REGENXBIO Inc.
1701 Pennsylvania Avenue, NW
Suite 900
Washington, DC 20006
Attention: General Counsel
Facsimile No.: (202) 785-7439
Email: sberl@regenxbio.com

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

Regents of the University of Minnesota		REGENXBIO Inc.

By:	/s/ Richard Huebsch	By:	/s/ Kenneth T. Mills
	Richard Huebsch	Name:	Kenneth T. Mills
	Associate Director	Title:	President and CEO
Office for Technology Commercialization

Date: 11-7-14		Date: 11-10-2014

CONFIDENTIAL TREATMENT REQUESTED

UNIVERSITY OF MINNESOTA

EXHIBIT A

Terms and Conditions

Exclusive Patent License Agreement

These terms and conditions to the Exclusive Patent License Agreement (“Terms and Conditions”) govern the grant of license by Regents of the University of Minnesota (“University”) to the Licensee identified in the Exclusive Patent License Agreement (the “EPLA”). These Terms and Conditions are incorporated by reference into the EPLA. All section references in these Terms and Conditions refer to provisions in these Terms and Conditions unless explicitly stated otherwise.

1. Definitions. For purposes of interpreting this Agreement, the following terms have the following meanings:

1.1 “Affiliate” means an entity that controls the Licensee or the sublicensee, as the case may be, is controlled by the Licensee or sublicensee, or along with the Licensee or sublicensee, is under the common control of a Third Party. An entity shall be deemed to have control of the controlled entity if it (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities of the controlled entity, or (ii) has the right, power or authority, directly or indirectly, to direct or cause the direction of the policy decisions of the controlled entity, whether by ownership of securities, by representation on the controlled entity’s governing body, by contract, or otherwise.

1.2 “Agreement” means, collectively, the EPLA and the Terms and Conditions.

1.3 “Commercial Sale” means a bona fide sale, use, lease, transfer or other disposition for value of a Licensed Product by the Licensee or a sublicensee to a Third Party that is not a sublicensee or an Affiliate of the Licensee or a sublicensee. Dispositions between or among any of the Licensee, sublicensees, and their respective Affiliates shall not be deemed a “Commercial Sale,” except where such person is an end user, but “Commercial Sale” will include the subsequent final sales to Third Parties by such persons.

1.4 “FDA” means the United States Food and Drug Administration, or a successor agency in the United States with responsibilities comparable to those of the United States Food and Drug Administration.

1.5 “Field of Use” means the field(s) of use described in section 2 of the EPLA.

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1.6 “Licensed Patent” means (a) the patent(s) described in section 5.1 of the EPLA and any patent(s) issued during the Term that arose out of a Licensed Patent Application, (b) any reexaminations, renewals, re-issues, and extensions (including any patent term extensions) of any of such patents, and (c) any foreign counterparts (including supplemental patent certificates) of any of the foregoing.

1.7 “Licensed Patent Application” means (a) the pending patent application(s) described in section 5.2 of the EPLA, (b) any continuations, continuations-in-part, divisionals, and substitutes, or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to any, of such patent application(s), and (c) any foreign counterparts of any of the foregoing.

1.8 “Licensed Product” means any product or good in the Field of Use that is made by, made for, sold, transferred, or otherwise disposed of by the Licensee or its sublicensees during the Term and, if applicable, the Post-termination Period and that, on a country-by-country basis, but for the granting of the rights set forth in this Agreement, (i) infringes (including under the doctrine of equivalents) one or more Valid Claims in a Licensed Patent; or (ii) is covered by one or more Valid Claims in a Licensed Patent Application, or any product or good that is made by the Licensee or its sublicensees during the Term and, if applicable, the Post-termination Period using a process or method that, on a country-by-country basis but for the granting of rights set forth in this Agreement, (i) infringes (including under the doctrine of equivalents) one or more Valid Claims in a Licensed Patent; or (ii) is covered by one or more Valid Claims in a Licensed Patent Application. For purposes of this Agreement, Valid Claims in a Licensed Patent Application are to be treated as if they were allowed as proposed. “Licensed Product” also means any service that is provided by or for the Licensee or its sublicensees during the Term and, if applicable, the Post-termination Period and that, on a country-by-country basis, but for the granting of the rights set forth in this Agreement, (i) infringes (including under the doctrine of equivalents) one or more Valid Claims in a Licensed Patent; or (ii) is covered by one or more Valid Claims in a Licensed Patent Application.

1.9 “Licensed Technology” means collectively the inventions claimed in each Licensed Patent and each Licensed Patent Application.

1.10 “Licensee” means the entity identified in section 1 of the EPLA.

1.11 “Net Sales Amount” means the gross amount received by the Licensee or a sublicensee for a Commercial Sale of a Licensed Product minus ****.

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Commercial Sales of Licensed Products without charge or at cost in connection with research and development, clinical trials, compassionate use, humanitarian and charitable donations, or indigent programs or for use as samples shall be excluded from the computation of Net Sales Amounts, and no payments will be payable on such Commercial Sales.

1.12 “Patent-Related Expenses” means reasonable costs and expenses (including out-of-pocket attorneys’ fees, patent agent fees and governmental filing fees) that the University incurs in prosecuting and maintaining the Licensed Patents and Licensed Patent Applications.

1.13 Performance Milestone” means an act or event specified in section 5.1 and described in section 9 of the EPLA.

1.14 “Post-termination Period” means the **** period commencing on the date of early termination of the Term.

1.15 “Sublicense Revenues” means all cash revenue, but excluding Sublicense Royalties, received by the Licensee in consideration of its granting a Third Party a sublicense to any of its rights under this Agreement, including, without limitation, receipt of annual milestone attainment, sublicense issuance, maintenance or up-front payments, or technology access fee but excluding any portion of any revenue received from any Third Party sublicensee (a) relating to the sale or purchase of securities, (b) the receipt of real, personal or tangible property, (c) for the performance of research, development, or other services, (d) relating to the license or sublicense of any intellectual property other than the Licensed Patents, Licensed Patent Applications, or Licensed Technology, (e) for the sale of products other than the Licensed Products, (f) as reimbursement for patent or other expenses, or (g) for payments received from the Third Party sublicensee (including annual milestone attainment, sublicense issuance, maintenance or up-front payments, or technology access fees) to the extent such payments do not exceed each such payments owed by the Licensee to the University under this Agreement.

With respect to (g) above, by way of example: If a sublicensee achieves the milestone for approval of IND under Section 11.5(a) of the EPLA, the Licensee would owe University **** under Section 11.5 of the EPLA. If a sublicensee pays the Licensee **** for the achievement of such milestone, no portion of that payment would be considered Sublicense Revenues; however, if the sublicensee pays the Licensee more than **** for the achievement of such milestone, the initial $25,000 of such payment would not be considered Sublicense Revenues, but any amounts over such **** would be considered Sublicense Revenues.

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1.16 Sublicense Royalties” means a royalty paid to the Licensee that is earned on Commercial Sales of Licensed Products by sublicensees and that is determined as percentage of the Net Sales Amount of such Commercial Sale or as a per unit amount by the sublicensee.

1.17 “Territory” means the geographical area described in section 3 of the EPLA.

1.18 “Third Party” means any party other than the University, the Licensee, or their respective Affiliates.

1.19 “Transfer Payment” means the payment to be made by the Licensee to the University specified in section 12.5 and described in section 11 of the EPLA.

1.20 “Valid Claim” means (a) a claim of an issued and unexpired Licensed Patent or (b) a claim of a Licensed Patent Application that has not been pending for more than seven years from the earliest filing date to which such claim or the applicable patent application is entitled to claim priority, in each case under clauses (a) and (b) that has not expired, lapsed, been abandoned or cancelled, been held revoked, or been deemed unenforceable or invalid by a non-appealable decision or an appealable decision from which no appeal was taken within the time allowed for such appeal of a court or other governmental agency of competent jurisdiction.

2. Term. The term of this Agreement commences on the Effective Date as defined in section 4 of the EPLA and, unless terminated earlier as provided in section 8, expires on the date on which both no Licensed Patent is active in the Territory and no Licensed Patent Application is pending in the Territory (the “Term”). Upon expiration of this Agreement, the Licensee’s license under section 3.1 will become a royalty-free, fully-paid up, perpetual, and irrevocable license.

3. Grant of License.

3.1 The Licensee’s Rights.

3.1.1 Subject to the terms and conditions of this Agreement, the University hereby grants to the Licensee, and the Licensee hereby accepts, an exclusive license, under the Licensed Patents, Licensed Patent Applications, and Licensed Technology, to make (including to have made on its behalf), use, offer to sell or sell (including to have sold on its behalf), offer to lease or lease (including to have leased on its behalf), import, or otherwise offer to dispose or dispose of Licensed Products in the Field of Use in the Territory, including, for the avoidance of doubt, the right to conduct research and development. No provision of this Agreement is to be construed to grant the Licensee, by implication, estoppel or otherwise, any rights (other than the rights expressly granted it in this Agreement) to the Licensed Technology, a Licensed Patent or Licensed Patent

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Application, or to any other University-owned technology, patent applications, or patents.

3.1.2 The Licensee shall not sublicense its rights under this Agreement, unless otherwise provided in section 7 of the EPLA. If so provided, the Licensee may sublicense it rights under this Agreement, in whole or in part, through multiple tiers and to Third Parties and Affiliates; provided that, with respect to any sublicense to a Third Party, the Licensee shall deliver to the University a true and correct copy of the sublicense agreement or other agreement under which the Licensee purports or intends to grant such sublicense rights within **** the execution of such agreement, which copy may be redacted to exclude confidential information of the Licensee or the applicable sublicensee, but such copy shall not be redacted to the extent that it impairs the University’s ability to ensure compliance with this Agreement. The Licensee shall not enter into such agreement if the terms of the agreement are inconsistent in any respect with the terms of this Agreement, including without limitation, sections 5.2 - 5.6, 6.5, 8.3, 9.6, 10.3, and 11.2. Any sublicense made in violation of this subsection is void.

3.2 The United States Government’s Rights. If the University indicated in section 8 of the EPLA that the United States federal government funded the development, in whole or in part, of the Licensed Technology, then, (i) the federal government may have certain rights in and to the Licensed Technology as those rights are described in Chapter 18, Title 35 of the United States Code and accompanying regulations, including Part 401, Chapter 37 of the Code of Federal Regulations; and (ii) the parties’ rights and obligations with respect to the Licensed Technology, including the grant of license set forth in subsection 3.1.1, are subject to the applicable terms of these laws and regulations.

3.3 The University’s Rights. The University retains an irrevocable, world-wide, royalty-free, non-exclusive right to use the Licensed Technology for non-commercial teaching, research, and educational purposes. The University shall have the right to sublicense its rights under this section to one or more non-profit academic or research institutions for noncommercial teaching, research, and educational purposes, with no right to further sublicense. Notwithstanding the foregoing, the University shall not grant another sponsor rights to use the Licensed Technology and the University’s Office for Technology Commercialization will use reasonable efforts to inform the other sponsor that the Licensed Technology has been licensed on an exclusive basis to Licensee.

4. Applications and Patents.

4.1 Pre-EPLA Patent Filings. The Licensee acknowledges that it has reviewed the pending patent application(s) described in section 5.1 of the EPLA, as of the Effective Date, and that it will not dispute the inventorship, validity, or enforceability of any of the claims made in such patent application as of the effective date. The Licensee further represents that, as of the

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Effective Date, it has not and does not manufacture, have manufactured, offer to sell, sell, offer to lease, lease, or import (a) any product or good that infringes (including under the doctrine of equivalents) a Valid Claim in any pending patent application(s) described in section 5.1 of the EPLA, or (b) any product or good that is made using a process or machine that infringes (including under the doctrine of equivalents) a Valid Claim in any such patent(s) or patent application(s).

4.2 Patent Application Filings during the Term.

4.2.1 The University, in consultation with the Licensee, shall determine in which countries patent application(s) will be filed and prosecuted with respect to the Licensed Technology. The University shall retain counsel of its choice (and reasonably acceptable to the Licensee) to file and prosecute such patent applications. The University shall inform the Licensee of the status of the prosecution of the patent application, including delivering to the Licensee pertinent notices, written and oral communications with governmental officials, and documents (including drafts of documents to be provided to governmental officials), and shall consult with the Licensee on the prosecution of the patent application and consider the Licensee’s comments in good faith. The Licensee shall reasonably cooperate with the University in the filing and prosecution of all patent applications with respect to the Licensed Technology. In furtherance of the foregoing, the Licensee shall notify the University, in writing, of the individual whom the Licensee has designated to consult and cooperate as provided in this subsection and is identified in section 13 of the EPLA. The Contact Person shall respond to the University’s request for consultation and cooperation on a pending matter within **** or sooner as may be required under the circumstances. If the Contact Person fails to respond in such time period, the University, exercising its own judgment and discretion, may respond to the matter as it deems appropriate. Except as provided in subsection 4.2.2, the Licensee shall reimburse the University for all Patent-Related Expenses as provided in section 6.3 and in section 6 of the EPLA. The grant of license in section 3.1 and the definition of “Licensed Patent” or “Licensed Patent Application” in section 1.6 or 1.7, respectively, shall not extend to or include any patent or patent application, on a country-by-country basis, with respect to which the Licensee elects, in writing to the University, not to pay or reimburse the payment of the cost, in whole or in part, to seek or maintain such patent or patent application.

4.2.2 No provision of this Agreement limits, conditions, or otherwise affects the University’s right to prosecute a patent application with respect to the Licensed Technology in any country. The University retains the sole and exclusive right to file or otherwise prosecute a patent application with respect to the Licensed Technology. The

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Licensee shall cooperate with the University in the filing and prosecution of all patent applications with respect to the Licensed Technology.

4.3 Rights in the Licensed Patents and Licensed Patent Applications. No provision of this Agreement grants the Licensee any rights, titles, or interests (except for the grant of license in subsection 3.1.1) in the Licensed Patents or Licensed Patent Applications, notwithstanding the Licensee’s payment of all or any portion of the patent prosecution, maintenance, and related costs.

5. Commercialization.

5.1 Commercialization and Performance Milestones. The Licensee (itself or through its Affiliates and sublicensees) shall use its commercially reasonable efforts, consistent with sound and reasonable business practices and judgment, to commercialize the Licensed Technology and to manufacture and offer to sell and sell Licensed Products as soon as reasonably practicable and to maximize sales thereof. The Licensee (itself or through its Affiliates and sublicensees) shall perform, or shall cause to happen or be performed, as the case may be, all the performance milestones described in section 9 of the EPLA.

5.2 Covenants Regarding the Manufacture of Licensed Products. The Licensee acknowledges that it is responsible for ensuring that the manufacture, use, sale, or transfer of Licensed Products complies with all applicable federal and state laws, including all federal export laws and regulations. The Licensee hereby further covenants and agrees that, pursuant to 35 United States Code Section 204, it shall, and it shall cause each sublicensee, to substantially manufacture in the United States of America all products to be used or sold in the United States that embody or are produced through the use of an invention that is subject to the rights of the federal government of the United States of America. Upon the Licensee’s request, the University will provide reasonable assistance (not to exceed two hours of administrative time) in obtaining a waiver from the United States government with respect to such manufacturing requirement. If additional administrative time is needed, the parties will negotiate a reasonable rate for the University assistance, which would not be contingent on the outcome with respect to obtaining the waiver.

5.3 Export and Regulatory Compliance. The Licensee understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR,) and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. The Licensee further understands that the U.S. export laws and regulations include (but are not limited to): (1) ITAR and EAR product/service/data-specific requirements; (ii) ITAR and EAR ultimate destination-specific requirements; (iii) ITAR and EAR end user-specific requirements; (iv) Foreign Corrupt Practices Act; and (v) antiboycott laws and regulations. The Licensee shall comply with all then-current applicable export laws and regulations of the U.S.

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Government (and other applicable U.S. laws and regulations) pertaining to the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information). The Licensee certifies that it shall not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the Licensed Products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations. The Licensee shall include an appropriate provision in its agreements with its authorized sublicensees to assure that these parties comply with all then-current applicable U.S. export laws and regulations and other applicable U.S. laws and regulations.

5.4 Commercialization Reports. Throughout the Term, and within **** of the date specified in the schedule set forth in section 10 of the EPLA, the Licensee shall deliver to the University written reports of the Licensee’s and the sublicensees’ efforts and plans to commercialize the Licensed Technology and to manufacture, offer to sell, or sell Licensed Products.

5.5 Use of the University’s Name and Trademarks or the Names of University Faculty, Staff, or Students. No provision of this Agreement grants the Licensee or sublicensee any right or license to use the name, logo, or any marks owned by or associated with the University or the names, or identities of any member of the faculty, staff, or student body of the University. The Licensee shall not use and shall not permit a sublicensee to use any such logos, marks, names, or identities without the University’s and, as the case may be, such member’s prior written approval. Notwithstanding the foregoing, the Licensee may acknowledge the existence and general nature of this Agreement and the Licensee’s status as a licensee under the Licensed Patents, Licensed Patent Applications, and Licensed Technology.

5.6 Governmental Markings.

5.6.1 The Licensee shall mark all Licensed Products, where feasible, with patent notice appropriate under Title 35, United States Code.

5.6.2 The Licensee is responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale, and use of any Licensed Product, at the Licensee’s expense, including, without limitation, any safety studies. The Licensee is responsible for including with the Licensed Product any warning labels, packaging and instructions as to the use and the quality control for any Licensed Product.

5.6.3 Upon the University’s reasonable request and the agreement of the parties, the Licensee agrees to register this Agreement with any foreign governmental agency that requires such registration, and the Licensee shall pay all costs and legal fees

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in connection with such registration. The Licensee shall be responsible for complying with all foreign laws affecting this Agreement or the sale of Licensed Products.

6. Payments, Reimbursements, Reports, and Records.

6.1 Payments. The Licensee shall pay all amounts due under this Agreement by check (payable to the “Regents of the University of Minnesota” and sent to the address specified in section 12.13), wire transfer, or any other mutually agreed-upon method of payment.

6.2 Interest. All amounts due under this Agreement shall bear interest as provided in section 11 of the EPLA on the entire unpaid balance computed from the due date until the amount is paid.

6.3 Reimbursement of Patent-Related Expenses. The Licensee shall pay invoices for Patent-Related Expenses under this Agreement within **** of its receipt of the University’s invoice. With respect to each invoice, the University shall use reasonable efforts to specify the date on which the Patent-Related Expense was incurred and the purpose of the expense (including, as applicable, a summary of patent attorney services giving rise to the expense); provided, however, the University is not required to disclose to the Licensee any information that is protected by the University’s attorney-client privilege. Patent-Related Expenses incurred as of the Effective Date are set forth in section 6 of the EPLA.

6.4 Royalty Payments/Sales Reports. Within **** after the last day of the second and fourth calendar quarters during the Term and, if applicable, within **** after the last day of the Post-termination Period, the Licensee shall deliver to the University a written sales report, in the form attached hereto as Schedule 1, recounting the number and Net Sales Amount (expressed in U. S. dollars) of all Commercial Sales of Licensed Products, whether made by the Licensee or a sublicensee, during such semi-annual period. The Licensee shall deliver such written report to the University even if the Licensee is not required hereunder to pay to the University a payment for Commercial Sales of Licensed Products during the semiannual period. The Licensee shall deliver along with such sales reports its payment for royalties owed on all Commercial Sales of Licensed Products by the Licensee and the sublicensees during such semi-annual period. Only one royalty shall be payable by the Licensee for each Commercial Sale of a Licensed Product.

6.5 Records Retention and Audit Rights.

6.5.1 Throughout the Term and, if applicable, the Post-termination Period and for **** thereafter, the Licensee, at its expense, shall keep and maintain and shall cause each sublicensee and each non-affiliated Third Party that manufactures, sells, leases, or otherwise disposes of Licensed Products on behalf of the Licensee to

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keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the Term and, if applicable, the Post-termination Period and all other records related to this Agreement.

6.5.2 In connection with an audit described in section 6.5.3, the Licensee, upon written request, shall deliver to the University and its representatives true, correct and complete copies of all documents and materials (including electronic records) reasonably relevant to the Licensee’s and sublicensees’ performance of this Agreement, including, without limitation, all sublicenses granted.

6.5.3 To determine the Licensee’s compliance with the terms of this Agreement, the University, at its expense (except as set forth in this subsection), may inspect and audit the Licensee’s records referred to in subsection 6.5.1 at the Licensee’s address as set forth in this Agreement or such other location(s) as the parties mutually agree during the Licensee’s normal business hours and with reasonable advance notice. The Licensee shall cooperate in the audit, including providing at no cost, commodious space in the Licensee’s place of business for the auditor. The University may perform an audit no more frequently than once each calendar year and any period may not be audited more than once. The Licensee shall reimburse the University for all its out-of-pocket expenses to inspect and audit such records if the University, in accordance with the results of such inspection and audit, determines that the Licensee has underpaid amounts owed to the University by at least **** or ****, whichever is smaller, in a reporting period. The Licensee shall cause each sublicensee and each non-affiliated Third Party that manufactures, sells, leases, or otherwise disposes of Licensed Products on behalf of the Licensee to grant the University a right to inspect and audit the sublicensee’s or Third Party’s records substantially similar to the rights granted the University in this subsection. In connection with, and before the commencement of, an audit, if the Licensee requests in writing to the University, then prior to conducting such audit, the Licensee (or sublicensee, if applicable), the University and the auditor must enter into an agreement prohibiting the auditor and the University from disclosing the Licensee’s (or sublicensee’s) nonpublic, proprietary information to any Third Party without the Licensee’s (or sublicense’s) prior written consent or from using such information other than for purposes of determining the Licensee’s compliance with the terms of this Agreement; provided, however, that consistent with generally accepted auditing standards and the auditor’s professional judgment, the auditor may disclose such information to the University and its agents, counsel, or consultants. The Licensee acknowledges that such an agreement is adequate to protect its legitimate interests, and the parties agree that there shall be no additional nondisclosure agreement demanded as a condition to the commencement of an audit and the University’s exercising its rights under this subsection.

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6.6 Currency and Checks. All computations and payments made under this Agreement shall be in United States dollars. To determine the dollar value of transactions conducted in non-United States dollar currencies, the parties shall use the exchange rate for the currency into dollars as reported in the Wall Street Journal as the New York foreign exchange mid-range rate on the last business day of the month in which the transaction occurred.

6.7 Withholding. If any payment made by the Licensee hereunder is subject to withholding taxes under the laws of any jurisdiction, the Licensee will be entitled to deduct and withhold the amount of such taxes for the account of the University to the extent required by law and, in such event, will pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to the University appropriate proof of payment of such withholding taxes. At the request of the Licensee, the University will give the Licensee such reasonable assistance, which will include the provision of documentation as may be required by the relevant tax authority, to enable the Licensee to pay and report and, as applicable, claim exemption from or reduction of, such withholding tax. Any taxes withheld or remitted pursuant to this section will be treated as paid by the Licensee to the University.

7. Infringement.

7.1 If a party learns of substantial, credible evidence that a Third Party is making, using, or selling a product in the Field of Use in the Territory that infringes a Licensed Patent or would infringe a Licensed Patent Application if such application were to issue, such party shall promptly notify the other party in writing of the possible infringement and in such notice describe in detail the information suggesting infringement of the Licensed Patent or Licensed Patent Application. The Licensee, under its own control and at its own expense, shall have the first right but not the obligation to prosecute any third party infringement of the Licensed Patents or Licensed Patent Applications (an “Infringement Action”) with respect to any infringement related to the Field of Use, to the extent permitted by law. With respect to any infringement not related to the Field of Use, the University shall have the first right to bring an Infringement Action. Prior to commencing any action to enforce a Licensed Patent or Licensed Patent Application, the parties shall enter into good faith negotiations on the desirability of bringing suit, the parties to the action, the selection of counsel, and such other matters as the parties may agree to discuss; provided that the party bringing the Infringement Action shall have ultimate discretion over such matters. If a party is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an Infringement Action within a reasonable time after such party first becomes aware of the basis for such action, the other party shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, on notice to the other party. In any Infringement Action, the parties agree to cooperate reasonably (without a duty to join suit) with each other, at the enforcing party’s request and expense, including by using reasonable efforts to permit access to relevant personnel, records, papers, information, samples and specimens during regular business hours.

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Notwithstanding the foregoing, if a court determines that the Licensee cannot prosecute an infringement Action without including the University as a party, and the court does not involuntarily join the University, then the University shall have no obligation to join such action but may do so if it determines, in its sole discretion, that joining the action would not be adverse to the best interests of the University; provided that, if the University does not join such action, the parties will negotiate in good faith an adjustment to the payment terms of this License, which may include, depending on the economic impact of the alleged infringement on Licensee’s commercialization of the Licensed Technology, a suspension of Licensee’s obligations to make any payments under sections 6.1 and 6.4 (including any payments described in sections 11.1, 11.2, 11.3, 11.4, 11.5 and 11.7 of the EPLA) for so long as the infringement continues. In any such Infringement Action, the enforcing party shall keep the non-enforcing party reasonably informed of the status and progress of the action, including, among other things, delivering to the non-enforcing party no less than once a quarter a written report of the status of the action. The non-enforcing party shall have the right to be represented in any such action by counsel of its own choice and at its own expense. Without the non-enforcing party’s prior written consent, the enforcing party may not settle or compromise any such action in a manner that imposes any obligations or restrictions on the other party or grants any rights to the Licensed Patents or Licensed Patent Applications other than rights that the enforcing Party has the right to grant under this Agreement. Any amounts recovered (less amounts actually paid for costs and expenses associated with the litigation, including reasonable attorney’s fees and legal expenses) by the Licensee in any such action or settlement that constitute compensation for lost profits or sales will be ****. All other amounts recovered (less amounts actually paid for costs and expenses associated with the litigation, including reasonable attorney’s fees and legal expenses) by the Licensee in such action or settlement ****.

7.2 If any suit, action or proceeding is brought or commenced against the Licensee alleging the infringement of a patent or other intellectual property right owned by a Third Party by reason of the manufacture, use or sale of Licensed Products, the Licensee shall give the University prompt notice thereof. If the validity of a Licensed Patent is questioned in such suit, action or proceeding, the Licensee shall have no right to make any settlement or compromise which affects the scope, validity, enforceability or otherwise the Licensed Patent without the University’s prior written approval.

8. Termination.

8.1 By the University.

8.1.1 If the Licensee materially breaches or materially fails to perform one or more of its obligations under this Agreement, the University may deliver a written notice of default to the Licensee. Without further action by a party, this Agreement shall

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terminate if (a) the University has not been paid the full amount of the greater of (i) the Administrative Handling Fee set forth in section 11 of the EPLA and (ii) interest in the amount set forth in section 11.9 of the EPLA, except neither such payment will be due if the default is not a monetary default (other than a breach of the obligation to meet the performance milestones pursuant to the last sentence of Section 5.1), and (b) the default has not been cured in full within either **** after the delivery to the Licensee of the notice of default if the default relates to a payment or reimbursement obligation under this Agreement, or **** after the delivery to the Licensee of the notice of default if the default relates to any other matter. If any default by the Licensee is as a result of an act of any sublicensee, the Licensee may cure such default by terminating such sublicensee’s sublicense agreement.

8.1.2 The University may terminate this Agreement by delivering to the Licensee a written notice of termination at least **** before the date of termination if the Licensee (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that the Licensee fails to have released within **** after filing; (iii) proposes any dissolution, composition, or financial reorganization with creditors or if a receiver, trustee, custodian, or similar agent is appointed; or (iv) makes a general assignment for the benefit of creditors.

8.1.3 The University may terminate this Agreement immediately by delivering to the Licensee a written notice of termination if the Licensee or its agents or representatives commences or maintains an action in any court of competent jurisdiction or a proceeding before any governmental agency asserting or alleging, in any respect, the invalidity or unenforceability of any of the Licensed Patent or Licensed Patent Application. The Licensee shall notify the University, in writing, at least **** prior to the commencement of any such action or the institution of any such proceeding.

8.2 By the Licensee.

8.2.1 If the University materially breaches or materially fails to perform one or more of its duties under this Agreement, the Licensee may deliver to the University a written notice of default. The Licensee may terminate this Agreement by delivering to the University a written notice of termination if the default has not cured in full within **** of the delivery to the University of the notice of default.

8.2.2 The Licensee may, upon **** prior written notice to the University, terminate this Agreement for any reason, with or without cause; provided that (i) the Licensee is current in all payment obligations due as of the notice and termination date; and (ii) the Licensee pays the University ****.

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8.3 Post-termination Period. Except as provided in this section 8.3, upon early termination of this Agreement, the Licensee’s license under the Licensed Technology terminates. If the Licensee terminates this Agreement under section 8.2 or the University terminates this Agreement under section 8.1.2 or 8.1.3, the Licensee may continue to use, offer to sell and sell, offer to lease and lease, import, and otherwise offer to dispose of or dispose of Licensed Products in the Territory that were manufactured before such termination. The Commercial Sales of Licensed Products during the Post-termination Period shall be governed by the terms of this Agreement, including the obligation to pay royalties on such Commercial Sales as provided in this Agreement.

8.4 Survival of Sublicenses. Except as otherwise provided in the sublicense agreement, if this Agreement terminates early for any reason, any Third Party sublicensee will, from the effective date of such termination, automatically become a direct licensee of the University with respect to the rights originally sublicensed to the Third Party sublicensee by the Licensee; provided that (a) such sublicensee is not in breach of its sublicense agreement and continues to perform thereunder, (b) such sublicensee agrees in writing to pay to the University the amounts that would have become due under this Agreement in respect of such sublicense if this Agreement had not been terminated, and (c) such sublicensee agrees in writing to the terms and conditions of this Agreement related to the rights sublicensed to such sublicensee. Notwithstanding the foregoing, the University will not be liable to such sublicensee with respect to any obligations of the Licensee to the sublicensee that are inconsistent with the University’s obligations under this Agreement.

8.5 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by the University to the Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended (the “Code”), licenses of rights to “‘intellectual property’ as defined under Section 101(35A) of the Code. The Licensee, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Code. In the event of the commencement of a bankruptcy proceeding by or against the University under the Code, the Licensee shall be entitled to retain all of its rights under this Agreement.

9. Release, Indemnification, and Insurance.

9.1 The Licensee’s Release. The Licensee hereby releases the University and its regents, employees, and agents forever from any and all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of the manufacture, use, lease, sale, or other disposition of a Licensed Product by the Licensee or any of its sublicensees (or any person that would be a sublicensee but for the sublicense being void pursuant to Section 3.1.2) as permitted by this Agreement; provided that the foregoing release is limited to any actions directly related to this

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Agreement and does not apply to any suits, actions, claims, liabilities, demands, damages, losses, or expenses that may arise in connection with any other agreement between the University and the Licensee; furthermore, the foregoing release is not intended and shall not limit enforcement of the University’s obligations under section 9.3 or enforcement of any claims related to the breach by the University of section 3 or its warranties under section 10.1.

9.2 The Licensee’s Indemnification. Throughout the Term and thereafter, the Licensee shall indemnify, defend, and hold the University and its regents, employees, and agents harmless from all Third Party suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) (collectively, “Third Party Liabilities”), relating to or arising out of the Licensee’s ****.

9.3 The University’s indemnification. Subject to the limitation on liability set forth in section 11, throughout the Term and thereafter, the University shall indemnify, defend, and hold the Licensee and its directors, employees, and agents harmless from all Third Party Liabilities relating to or arising out of the ****.

9.4 Indemnification Procedure. The party claiming indemnity under section 9.2 or 9.3 (the “Indemnified Party”) will give written notice to the party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim for which indemnity is being sought; provided that a failure to provide such notice promptly shall not relieve the Indemnifying Party of any liability to the Indemnified Party except to the extent the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall be permitted to control any litigation or potential litigation involving any defense of any claim subject to indemnification pursuant to this section 9, including the selection of counsel, with the reasonable approval of the Indemnified Party; provided, however, that the Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense, which shall not be subject to indemnification. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of any claim for which indemnity is being sought. If an Indemnifying Party fails or declines to assume the defense of any such claim within **** after notice thereof, the Indemnified Party may assume the defense of such claim at the cost and risk of the Indemnifying Party, and any Third Party Liabilities related thereto shall be deemed a Third Party Liability of the Indemnifying Party. The indemnification rights of a Indemnified Party contained in this Agreement are in addition to all other rights that such Indemnified Party may have at law or in equity or otherwise. The Indemnified Party shall not be permitted to settle or compromise any claim giving rise to Third Party Liabilities in a manner

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that imposes any restrictions or obligations on any Indemnified Party without the Indemnified Party’s prior written consent.

9.5 The Licensee’s Insurance.

9.5.1 Throughout the Term, or during such other period as the parties agree in writing, the Licensee shall maintain, and shall cause each sublicensee to maintain, in full force and effect comprehensive general liability (“CGL”) insurance, with single claim limits in amounts that are reasonable and customary in the U.S. pharmaceutical industry. Such insurance policy shall include coverage for claims that are subject to indemnification of the University by the Licensee under section 9.2 and for claims by a Third Party against the Licensee or the University arising out of the purchase or use of a Licensed Product. Upon receipt of the University’s written request, the Licensee shall deliver to the University a copy of the certificate of insurance for such policy.

9.5.2 The provisions of subsection 9.5.1 do not apply if the University agrees in writing to accept the Licensee’s or a sublicensee’s, as the case may be, self-insurance plan as adequate insurance.

9.6 Sublicensees - Indemnification. The Licensee shall cause each sublicensee to grant the University a release under terms substantially similar to the release by the Licensee in section 9.1 and to indemnify the University under terms substantially similar to the indemnification by the Licensee in section 9.2.

10. Warranties.

10.1 Authority. Each party represents and warrants to the other party, as of the Effective Date, that it has full corporate power and authority to execute, deliver, and perform this Agreement, and that no other corporate proceedings by such party are necessary to authorize the party’s execution or delivery of this Agreement. Furthermore, the University represents and warrants to the Licensee, as of the Effective Date that (a) the University owns the Licensed Patents, Licensed Patent Applications and Licensed Technology; (b) the University inventors listed on the pending patent application(s) described in section 5.2 of the EPLA have assigned to the University their ownership interests in such patent application and the inventions claimed therein; and (c) the Office for Technology Commercialization has not entered into any agreement, or granted any rights to any person, that conflicts with the rights granted to the Licensee under this Agreement.

10.2 Disclaimers.

10.2.1 EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE IN SECTION 10.1, EACH OF THE UNIVERSITY AND THE LICENSEE DISCLAIMS AND EXCLUDES ALL

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WARRANTIES, EXPRESS AND IMPLIED, CONCERNING THE LICENSED TECHNOLOGY, EACH LICENSED PATENT, EACH LICENSED PATENT APPLICATION, AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

10.2.2 The University expressly disclaims any warranties concerning and makes no representations:

(i)	that the Licensed Patent Applications will be allowed or granted or that a patent will issue from any Licensed Patent Application;

(ii)	concerning the validity, enforceability, interpretation of claims or scope of any Licensed Patent; or

(iii)	that the exercise of the rights or licenses granted to the Licensee under this Agreement will not infringe a Third Party’s patent or violate its intellectual property rights.

10.3 Sublicensees - Warranties. The Licensee shall cause each sublicensee to acknowledge the University’s disclaimers and exclusions of warranties substantially similar to the University’s disclaimers and exclusions of warranties in subsections 10.2,1 and 10.2,2.

11. Damages.

11.1 Remedy Limitation. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NEITHER THE UNIVERSITY NOR THE LICENSEE SHALL BE LIABLE FOR LOST PROFITS, LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND; PROVIDED THAT NOTHING IN THIS SECTION 11.1 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 9 OR TO LIMIT A PARTY’S LIABILITY FOR BREACHES OF ITS OBLIGATION REGARDING CONFIDENTIALITY UNDER SECTION 12.1.2. NOTWITHSTANDING THE FOREGOING, THE TOTAL LIABILITY OF THE UNIVERSITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF PAYMENTS PAID TO THE UNIVERSITY UNDER SECTIONS 6.1 AND 6.4 (INCLUDING ALL PAYMENTS DESCRIBED IN SECTIONS 11.1, 11.2, 11.3, 11.4, 11.5 AND 11.7 OF THE EPLA). THIS LIMITATION APPLIES TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

11.2 Sublicensees - Damages. The Licensee shall cause each sublicensee to agree to limitations of remedies and damages substantially similar to the limitations of remedies and damages set forth in section 11.1.

12. General Terms

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12.1 Access to University Information.

12.1.1 Data Practices Act. The parties acknowledge that the University is subject to the terms and provisions of the Minnesota Government Data Practices Act, Minnesota Statutes §13.01 et seq. (the “Act”), and that the Act requires, with certain exceptions, the University to permit the public to inspect and copy any information that the University collects, creates, receives, maintains, or disseminates.

12.1.2 Confidentiality. To the extent permitted by law, including as provided in the Act, the University shall hold in confidence, disclose only to **** who need to know, and only use for purpose of this Agreement the copies of sublicense agreements provided to the University pursuant to section 3.1.2, the reports described in sections 5.4 and 6.4, the records inspected in accordance with section 6.5, the notices and information shared pursuant to sections 7.1 and 7,2, the Licensee’s insurance certificates pursuant to section 9.5, and notices provided pursuant to Section 12.5. No provision of this Agreement is to be construed to further prohibit, limit, or condition the University’s right to use and disclose any information in connection with enforcing this Agreement, in court or elsewhere.

12.2 Amendment and Waiver. The Agreement may be amended from time to time only by a written instrument signed by the parties. No term or provision of this Agreement may be waived and no breach excused unless such waiver or consent is in writing and signed by the party claimed to have waived or consented. No waiver of a breach is to be deemed a waiver of a different or subsequent breach.

12.3 Applicable Law and Forum Selection. The internal laws of the state of Minnesota, without giving effect to its conflict of laws principles, govern the validity, construction, and enforceability of this Agreement. A suit, claim, or other action to enforce the terms of this Agreement may be brought only in the state courts of Hennepin County, Minnesota. The Licensee hereby submits to the jurisdiction of that court and waives any objections it may have to that court asserting jurisdiction over the Licensee or its assets and property.

12.4 Assignment and Sublicense. Except as permitted under subsection 3.1.2 and section 12.5, the Licensee shall not assign or sublicense its interest or delegate its duties under this Agreement, without the prior written consent of the University. Any assignment, sublicense, or delegation attempted to be made in violation of this section is void. Absent the consent of all the parties, an assignment or delegation will not release the assigning or delegating party from its obligations. The Agreement inures to the benefit of the Licensee and the University and their respective permitted sublicensees and trustees.

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12.5 Change of Control. Notwithstanding section 12.4, the Licensee, without the prior written consent of the University, may assign this Agreement as follows:

12.5.1 The Licensee may assign any or all of its rights and delegate any or all its duties under this Agreement to any Affiliate if the Licensee delivers to the University written notice of the assignment (along with pertinent information about the terms of the assignment and assignee) no later than **** after the effective date of such assignment; and

12.5.2 The Licensee may assign all, but no less than all, its rights and delegate all its duties under this Agreement to a Third Party if (i) the Licensee delivers to the University written notice of the proposed assignment (along with pertinent information about the terms of the assignment and assignee) no later than **** after the effective date of the event described in part iii of this paragraph, (ii) pay to the University the Transfer Payment within such **** period, and (iii) the assignment is made as a part of and in connection with (a) the sale, in one or a series of related transactions, by the Licensee of all or substantially all of its assets related to this Agreement, (b) the sale, transfer, or exchange, in one or a series of related transactions, by the shareholders, partners, or equity owners of the Licensee of a majority interest in the Licensee to a purchaser(s), or (c) the merger, consolidation, or reorganization, in one or a series of related transactions, of the Licensee into or with another corporation or other business entity.

Any assignment attempted to be made or made in violation of this subsection is void.

12.6 Collection Costs and Attorneys’ Fees. If a party materially fails to perform an obligation or otherwise materially breaches one or more of the terms of this Agreement, the other party may recover from the non-performing breaching party all its reasonable costs (including actual attorneys’ and investigative fees) to enforce the terms of this Agreement.

12.7 Consent and Approvals. Except as otherwise expressly provided, in order to be effective, all consents or approvals required under this Agreement must be in writing.

12.8 Construction. The headings preceding and labeling the sections of this Agreement are for the purpose of identification only and are not to be employed or used for the purpose of construction or interpretation of any portion of this Agreement. As used herein and where necessary, the singular includes the plural and vice versa, and masculine, feminine, and neuter expressions are interchangeable.

12.9 Enforceability. If a court of competent jurisdiction adjudges a provision of this Agreement to be unenforceable, invalid, or void, such determination is not to be construed as impairing the enforceability of any of the remaining provisions hereof and such provisions will

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remain in full force and effect, unless the unenforceable, invalid or void provision is of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the unenforceable, invalid or void provision.

12.10 Entire Agreement. The parties intend this Agreement (including both the EPLA and these Terms and Conditions and al! attachments, exhibits, and amendments hereto) to be the final and binding expression of their contract and agreement and the complete and exclusive statement of the terms thereof. The Agreement cancels, supersedes, and revokes all prior negotiations, representations and agreements among the parties, whether oral or written, relating to the subject matter of this Agreement.

12.11 Language and Currency. Unless otherwise expressly provided in this Agreement and in order to be effective, all notices, reports, and other documents and instruments that a party elects or is required to deliver to the other party must be in English, and all notices, reports, and other documents and instruments detailing revenues under this Agreement or expenses chargeable to a party must be United States dollar denominated,

12.12 No Third-Party Beneficiaries. No provision of this Agreement, express or implied, is intended to confer upon any person other than the parties to this Agreement any rights, remedies, obligations, or liabilities hereunder. No sublicensee may enforce or seek damages under this Agreement.

12.13 Notices. In order to be effective, all notices, requests, and other communications that a party is required or elects to deliver must be in writing and must be delivered personally, or by facsimile or electronic mail (provided such delivery is confirmed), or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other party at its address set forth below or to such other address as such party may designate by notice given under this section:

If to the University:	University of Minnesota Office for Technology Commercialization 200 Oak Street, SE Suite 280 Minneapolis, MN 55455 Phone: 612.624.0550 Fax: 612.624.6554 E-mail: otcagree@umn.edu

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For notices sent under section 8, with a copy to:

University of Minnesota

Office of the General Counsel

Attn: Transactional Law Services

360 McNamara Alumni Center

200 Oak Street S.E.

Minneapolis, MN 55455-2006

Facsimile No.: 612.626.9624

E-mail: contracts@mail.ogc.umn.edu

If to the Licensee:	As indicated in section 12 of the EPLA.

Notices will be deemed to have been given as of the date received.

12.14 Relationship of Parties. In entering into, and performing their duties under this Agreement, the parties are acting as independent contractors and independent employers. No provision of this Agreement creates or is to be construed as creating a partnership, joint venture, or agency relationship between the parties. No party has the authority to act for or bind the other party in any respect.

12.15 Survival. Immediately upon the termination or expiration of this Agreement, except for certain rights granted for the Post-termination Period or certain rights that survive expiration as provided in section 2, all the Licensee’s rights under this Agreement terminate; provided, however, either party’s obligations that have accrued before the effective date of termination or expiration (e.g., the Licensee’s obligation to report and make payments on sales, leases, or dispositions of Licensed Products and to reimburse the University for costs) survive. The obligations and rights set forth in sections 6.4, 8.3, and 8.4 and sections 9, 10, 11, and 12 also survive the termination or expiration of this Agreement.

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Schedule 1

Form of Sales Report

License Number :	A20150121
Enter Reporting Period:		Report Date:

This report must be submitted regardless of whether royalties are owed. State all information requested below - do not leave either column blank, Please reference the UM Case # on all royalty payments.

UM Case #	Product Description	Royalty Rate	Quantity/ Net Sales	Royalty Due
****		****

Total Royalties Due: US$

Report Completed by:	REGENXBIO Inc.
1701 Pennsylvania Avenue, NW
Suite 900
Washington, DC 20006

Schedule 1-1

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